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                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
  [ ] Preliminary Proxy Statement  [ ] Confidential, For Use of the Com-mission
                                       Only (as permitted by Rule 14a-6(e)(2))

  [ ] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [X] Soliciting Material Pursuant to Rule 14a-12

                         FLASHNET COMMUNICATIONS, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:
   [ ] Fee paid previously with preliminary materials:
   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1) Amount previously paid:
       (2) Form, Schedule or Registration Statement no.:
       (3) Filing Party:
       (4) Date Filed:
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     Filed by FlashNet Communications, Inc. pursuant to Rule 14a-12 of the
Securities Exchange Act of 1934.

     FlashNet Communications, Inc. distributed the following press release on or about May 10, 2000.

FLASHNET SCHEDULES SPECIAL MEETING OF SHAREHOLDERS

     Forth Worth, Texas - May 10, 2000.  FlashNet Communications, Inc. (Nasdaq:
FLAS) announced today that it has scheduled a special meeting of its shareholders to consider the approval and adoption of the merger agreement among FlashNet and Prodigy Communications Corporation. Under the terms of the merger agreement, FlashNet will become a wholly-owned subsidiary of Prodigy and each outstanding share of FlashNet common stock will be converted into the right to receive 0.35 of a share of Prodigy common stock. The meeting will be held on Tuesday, May 30, 2000, at 9:00 a.m. at the City Club in the City Center Tower II, located at 301 Commerce Street, Fort Worth, Texas 76102.

     Prodigy has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "SEC") in connection with the merger. The Proxy Statement/Prospectus in the Registration Statement contains information about the merger and the FlashNet shareholder meeting. FlashNet mailed a Proxy Statement/Prospectus to FlashNet shareholders on May 9, 2000. FlashNet shareholders are urged to read the Proxy Statement/Prospectus and other documents filed by Prodigy and FlashNet with the SEC.

     The Proxy Statement/Prospectus and other filings made by FlashNet and Prodigy contain important information about FlashNet, Prodigy, the merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Shareholders can obtain free copies of the Registration Statement, Proxy Statement/Prospectus and other relevant documents through the website maintained by the SEC at http://www.sec.gov. Shareholders also can obtain copies of the Proxy Statement/Prospectus free of charge from FlashNet by directing a request by mail to FlashNet, 3001 Meacham Boulevard, Suite 100, Fort Worth, Texas, 76137, attention: Investor Relations, or by telephone to Investor Relations, (817) 820-0068.

     In addition to the Registration Statement, FlashNet and Prodigy file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by FlashNet or Prodigy at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. FlashNet's and Prodigy's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

     THE PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION. FLASHNET SHAREHOLDERS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.
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     FlashNet and its directors and executive officers, who may be considered participants in this transaction, may be soliciting proxies from FlashNet's stockholders in favor of approval and adoption of the merger agreement. Information concerning the participants in the solicitation is set forth in the Proxy Statement/Prospectus on file with the SEC.